Exhibit 99.1

TransUnion Accelerates Growth of Identity-Based Solutions

with Agreement to Acquire Neustar for $3.1 Billion

TransUnion takes a transformative step with largest acquisition to date

Chicago, IL, Sept. 13, 2021 – TransUnion (NYSE: TRU) has signed a definitive agreement to acquire Neustar, a premier identity resolution company with leading solutions in Marketing, Fraud and Communications, from a private investment group led by Golden Gate Capital and with minority participation by GIC. The acquisition expands TransUnion’s powerful digital identity capabilities through the addition of Neustar’s distinctive data and analytics, enabling consumers and businesses to transact online with greater confidence.

Headquartered in Reston, Virginia, Neustar is expected to generate approximately $575 million of revenue and $115 million of Adjusted EBITDA in 2021. After integrating Neustar, TransUnion expects to accelerate growth through both material revenue synergies and increased participation in the fast-growing digital marketing and identity fraud marketplaces. The company anticipates material cost synergies from the combined companies, and expects the transaction to be accretive to Adjusted Diluted EPS beginning in 2023.

“The credit information and analytics that TransUnion provides make trust possible between consumers and businesses. As digital commerce continues to grow globally, TransUnion’s powerful digital identity assets, enhanced by Neustar’s distinctive data and digital resolution capabilities, will enable safer and more personalized online experiences for consumers and businesses,” said Chris Cartwright, President and CEO of TransUnion.

The acquisition advances TransUnion’s strategy to diversify from its core credit solutions with complementary digital marketing and fraud mitigation capabilities. Neustar’s OneID platform will help to unify the digital identity capability TransUnion has built and acquired in recent years including the TLO data assets and fusion platform, the iovation device reputation network and the digital marketing capabilities of Tru Optik, among others.

“TransUnion and Neustar share a similar strategic vision, culture and focus on building innovative identity-based solutions which enable trusted connections between companies and people,” said Charlie Gottdiener, President and CEO of Neustar. “The two companies’ complementary businesses, products and relationships will offer benefits for our combined customers, employees and other stakeholders across a diverse set of markets.”

Rishi Chandna, Managing Director at Golden Gate Capital, said, “Over the last four years, Neustar has meaningfully scaled its core portfolio of solutions, completed strategic investments in its growth platforms and technology, and enhanced its winning culture. We are proud to have partnered with management and the talented Neustar team to execute this successful transformation into a leading provider of identity-driven solutions which leading brands rely on every day to connect with their prospects and customers. We have great respect for TransUnion and are confident they are the right partner for Neustar in its next chapter.”

Key Benefits of the Proposed Transaction:

•

The addition of Neustar’s talent, data and products will enhance TransUnion’s position as a global information and insights company providing diverse, high-growth credit and non-credit solutions at scale.

•

Neustar’s OneID identity resolution platform will increase the speed and sophistication of TransUnion’s powerful identity-based solutions, strengthening TransUnion’s offers across industry verticals in the U.S., as well as global markets in the longer term.

•	The combined company will be well positioned to solve customer and consumer challenges related to identity, leveraging:

o	A powerhouse set of future-forward marketing solutions underpinned by a comprehensive and scaled understanding of identity

o

Enhanced fraud detection and prevention capabilities, using advanced data analytics and online identity behavior insights, to safeguard transactions across a wide range of channels and deliver superior consumer experiences

o	Scaled Communications vertical to serve evolving customer needs

•	Neustar’s broad customer base advances TransUnion’s diversification into new markets and verticals, and presents significant opportunities for cross-selling and innovation.

Neustar’s security business, which is excluded from the transaction, will become a Golden Gate Capital and GIC portfolio company following close.

The transaction consideration is $3.1 billion in cash. The transaction is expected to close in Q4 2021 subject to the satisfaction of customary closing conditions and regulatory approvals.

TransUnion will host a conference call and webcast today at 9:00 a.m. Central Time to discuss the transaction agreement and certain forward-looking information. This session and the accompanying presentation materials may be accessed at www.transunion.com/tru. A replay of the call will also be available at this website following the conclusion of the call.

About TransUnion (NYSE: TRU)

TransUnion is a global information and insights company that makes trust possible in the modern economy. We do this by providing a comprehensive picture of each person so they can be reliably and safely represented in the marketplace. As a result, businesses and consumers can transact with confidence and achieve great things. We call this Information for Good®.

A leading presence in more than 30 countries across five continents, TransUnion provides solutions that help create economic opportunity, great experiences, and personal empowerment for hundreds of millions of people.

http://www.transunion.com/business

About Neustar

Neustar is an information services and technology company and a leader in identity resolution providing the data and technology that enable trusted connections between companies and people at the moments that matter most. Neustar offers industry-leading solutions in marketing, risk, communications, and security that responsibly connect data on people, devices, and locations, continuously corroborated through billions of transactions. Neustar serves more than 8,000 clients worldwide, including 60 of the Fortune 100. Learn how your company can benefit from the power of trusted connections here: https://www.home.neustar.

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About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $19 billion in cumulative committed capital. The principals of Golden Gate Capital have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Notable software and technology enabled services investments sponsored by Golden Gate Capital include Infor, BMC Software, LiveVox, Vector Solutions, Ex Libris, 2020 Technologies and Ensemble Health Partners. For more information, visit www.goldengatecap.com.

About GIC

GIC is a leading global investment firm established in 1981 to secure Singapore’s financial future. As the manager of Singapore’s foreign reserves, we take a long-term, disciplined approach to investing, and are uniquely positioned across a wide range of asset classes and active strategies globally. These include equities, fixed income, real estate, private equity, venture capital, and infrastructure. Our long-term approach, multi-asset capabilities, and global connectivity enable us to be an investor of choice. We seek to add meaningful value to our investments. Headquartered in Singapore, we have a global talent force of over 1,800 people in 10 key financial cities and have investments in over 40 countries.

TransUnion Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of TransUnion’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those described in the forward-looking statements. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include information concerning possible or assumed future results of operations, including our guidance and descriptions of our business plans and strategies. These statements often include words such as “anticipate,” “expect,” “guidance,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “should,” “could,” “would,” “may,” “will,” “forecast,” “outlook,” “potential,” “continues,” “seeks,” “predicts,” or the negative of these words and other similar expressions.

Factors that could cause actual results to differ materially from those described in the forward-looking statements include: failure to realize the synergies and other benefits expected from the proposed acquisition of Neustar; the risk that required regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated; the failure of any of the closing conditions in the definitive purchase agreement to be satisfied on a timely basis or at all; delay in closing the proposed acquisition; the possibility that the proposed acquisition, including the integration of Neustar, may be more costly to complete than anticipated; business disruption during the pendency of the proposed acquisition and following the acquisition closing; risks related to disruption of management time from ongoing business operations and other opportunities due to the proposed acquisition; the effects of pending and future legislation and regulatory actions and reforms; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets and other macroeconomic factors beyond TransUnion’s control; risks related to TransUnion’s indebtedness, including our ability to make timely payments of principal and interest and our ability to satisfy covenants in the agreements governing our indebtedness; the effects of the ongoing COVID-19 pandemic on TransUnion, Neustar or our ability to complete the acquisition; and other one-time events and other factors that can be found in our Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are filed with the Securities and

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Exchange Commission and are available on TransUnion’s website (www.transunion.com/tru) and on the Securities and Exchange Commission’s website (www.sec.gov). Many of these factors are beyond our control. The forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect the impact of events or circumstances that may arise after the date of this press release.

For TransUnion Contact Dave Blumberg E-mail dblumberg@transunion.com Telephone 312-972-6646	For Neustar Contact Trish Drennan E-mail Trish.Drennan@team.neustar

For Golden Gate Capital Contact Jenny Gore/Alyssa Lorenzo Email GoldenGate-SVC@sardverb.com	For GIC Contact Katy Conrad Email katyconrad@gic.com.sg

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